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EXHIBIT 23.1

                             Donald L. Oliver P.E.
                               10341 Rocklock Way
                             Parker, Colorado 80134

                                                                    July 8, 1997

Territorial Resources, Inc.
734 7 Avenue SW
Suite 1345
Calgary, Alberta
Canada T2P 3P8

Gentlemen:

I have prepared oil and gas reserve estimates for Territorial Resources, Inc., (the "Company"), for the Company's fiscal years ended March 31, 1994, 1995, and 1996. Such estimates are included in the notes to the Financial Statements of the Company which appear in the Company's annual report on form 10-K for the fiscal year ended March 31, 1997.

I hereby consent to the identification in such Form 10-K of myself as the expert which has prepared such estimates. I also hereby consent to the inclusion of this letter as an exhibit to such Form 10-K and registration statements.

                                             Very truly yours,

                                             /s/ Donald L. Oliver

                                             Donald L. Oliver